UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 16, 2012

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ross Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 16, 2012 in Pleasanton, California. The Company’s stockholders considered and voted upon the following four proposals at the Meeting:

Proposal 1 - Election of Directors

The holders of the Company’s common stock elected three Class II nominees to serve as directors for a term of one year, expiring at the time of the Annual Meeting of Stockholders in 2013:

Name	For	Withheld	Broker Non-Votes
Michael Balmuth	188,207,357	4,284,036	12,752,795

K. Gunnar Bjorklund	187,001,009	5,490,384	12,752,795

Sharon D. Garrett	187,705,604	4,785,789	12,752,795

Proposal 2 - Advisory Vote to Approve the Resolution on the Compensation of the Named Executive Officers

The holders of the Company’s common stock voted in favor of an advisory vote approving the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
186,646,196	4,882,382	962,815	12,752,795

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as Independent Certified Public Accountants for the Fiscal Year Ending February 2, 2013

The holders of the Company’s common stock voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 2, 2013:

For	Against	Abstain
200,739,331	4,399,619	105,238

Proposal 4 - Vote on Stockholder Proposal by the Sheet Metal Workers’ National Pension Fund

The holders of the Company’s common stock voted against the stockholder proposal by the Sheet Metal Workers' National Pension Fund:

For	Against	Abstain	Broker Non-Votes
91,182,105	100,965,912	343,376	12,752,795

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012

ROSS STORES, INC.
Registrant

By:	/s/M. LeHocky
Mark LeHocky
Senior Vice President, General Counsel and Corporate
Secretary